UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2007
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6530 West Campus Oval, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Tenth Amendment to Revolving Credit and Term Loan Agreement
Amendment and Waiver Letter dated August 16, 2007 to Revolving Credit and Term Loan Agreement
Press Release dated October 1, 2007

Item 1.01 Entry into a Material Definitive Agreement.
On September 28, 2007, the Registrant, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent, Comerica Bank, as Syndication Agent, and the various lenders party thereto entered into the Tenth Amendment to the Revolving Credit and Term Loan Agreement (the “Tenth Amendment”). Pursuant to the terms of the Tenth Amendment, the lenders party thereto consented to various amendments, including but not limited to, reporting and financial ratios which included the fixed charge ratio and the total funded ratio.
A copy of the Tenth Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 8.01 Other Events.
On August 16, 2007, the Registrant, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent, Comerica Bank, as Syndication Agent, and the various lenders party thereto entered into an Amendment and Waiver Letter to the Revolving Credit and Term Loan Agreement (the “Amendment and Waiver”). Pursuant to the terms of the Amendment and Waiver, the lenders party thereto consented to increase the size of permitted acquisitions to $40 million and waived any default or event of default in connection with intercompany loans, contributions to capital, investments in capital stock or mixed stock and indebtedness certificates in connection with permitted acquisitions that may have occurred prior to the date of such permitted acquisition.
A copy of the Amendment and Waiver is attached hereto as Exhibit 10.2 and incorporated herein by reference.
On October 1, 2007, Commercial Vehicle Group, Inc. issued a press release announcing the acquisition of PEKM Kabeltechnik s.r.o., a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Tenth Amendment to Revolving Credit and Term Loan Agreement, dated as of September 28, 2007, by and among Commercial Vehicle Group, Inc., the subsidiary borrowers from time to time parties thereto, the foreign currency borrowers from time to time parties thereto, the banks from time to time parties thereto, U.S. Bank National Association, one of the banks, as administrative agents for the banks, and Comerica Bank, one of the banks, as syndication agent for the banks.

10.2	Amendment and Waiver Letter to Revolving Credit and Term Loan Agreement, dated as of August 16, 2007, by and among Commercial Vehicle Group, Inc., the subsidiary borrowers from time to time parties thereto, the foreign currency borrowers from time to time parties thereto, the banks from time to time parties thereto, U.S. Bank National Association, one of the banks, as administrative agents for the banks, and Comerica Bank, one of the banks, as syndication agent for the banks.

99.1	Press release dated October 1, 2007, announcing the acquisition of PEKM Kabeltechnik s.r.o.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
October 1, 2007	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Tenth Amendment to Revolving Credit and Term Loan Agreement

10.2	Amendment and Waiver Letter dated August 16, 2007 to Revolving Credit and Term Loan Agreement

10.3	Press release dated October 1, 2007 announcing the acquisition of PEKM Kabeltechnik s.r.o..